UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                      DECEMBER 2, 2005 (NOVEMBER 28, 2005)


                          AMERICAN PALLET LEASING, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   000-29519                    33-0889194
 (State of incorporation)      (Commission File No.)           (IRS Employer
                                                            Identification No.)


                  950 N. MILWAUKEE AVE #328, GLENVIEW IL 60015
          (Address, including Zip Code, of Principal Executive Offices)


       Registrant's telephone number, including area code: (980) 329-7350

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 28, 2005, the American Pallet Leasing, Inc. ("we," "us," "our," or the "Company") signed a letter of intent to acquire substantially all of the real property and personal assets associated with L&L Lumber Products, Inc., a Nebraska corporation ("L&L"). The closing of the transaction is contingent upon the negotiation and execution of a definitive acquisition agreement and the obtaining of financing necessary to acquire the assets of L&L. Under the letter of intent, the Company is obliged to provide the sellers with a commitment letter from its lender within 14 days of the signing of the letter of intent. Within 10 business days after obtaining the commitment from the financial institution, the Company is obliged to provide purchasers with a draft acquisition agreement.

The purchase price of the L&L is $1,650,000, of which $1,500,000 is to be paid in cash at closing, with the sellers' taking back a note for $150,000. The terms of the note are not defined in the letter of intent but are intended to be standard terms for a transaction of the size and nature. Upon receipt of the Company's financing, the sellers will be required to deal exclusively with the Company and not entertain any other offers for L&L. The transaction is expected to close within 35 days after the signing of a definitive acquisition agreement.

On December 2, 2005, the Company executed a term sheet with Oxbridge Financial LLC, on behalf of the Stillwater Asset Backed Fund LP for a term loan of $2,100,000 (the "Term Sheet"). The Term Sheet provides the interest rate on the loan will be 20% per annum based on a 360-day year. The initial term of the loan is 18 months but may be extended pursuant to mutual agreement by the parties; however, there are no guarantees that such loan will be extended. The loan is "interest-only" for the first six months and then is amortized on a straight-line basis for the remaining 12 months. In addition, the loan may be prepaid without penalty at any time after the third month. The Term Sheet anticipates that the loan will be secured by a perfected first priority lien on all of the Company's property and equipment. The proceeds from the loan are to be used to purchase L&L, cover the costs of the facility, and for working capital. The Term Sheet also provides that the Company's Chairman, Timothy Bumgarner, and his family, will pledge their shares of the Company as additional support for the loan.


ITEM 8.01. OTHER EVENTS.

On November 28, 2005, the American Pallet Leasing, Inc. ("we," "us," "our," or the "Company") signed a letter of intent to acquire substantially all of the real property and personal assets associated with L&L Lumber Products, Inc., a Nebraska corporation ("L&L"). Additional details are provided in Item 1.01, Entry Into a Definitive Material Agreement, above.

On December 2, 2005, the Company executed a term sheet with Oxbridge Financial LLC, on behalf of the Stillwater Asset Backed Fund LP for a term loan of $2,100,000 (the "Term Sheet"). Additional details are provided in Item 1.01, Entry Into a Definitive Material Agreement, above.

      FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements as defined in the Securities Exchange Act of 1934 and subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, matters in regard to the Company's letter of intent with the sellers of L&L Lumber Products, Inc., the Company's term sheet with Oxbridge Financial LLC, and the Company's expectations with respect to each of those transactions and the acquisition of L&L Lumber Products, Inc.

These forward-looking statements involve risks and uncertainties that could cause the Company's results to differ materially from management's current expectations. Such risks and uncertainties include, but are not limited to risks associated with the ultimate consequences associated the disposition of its Subsidiary and risks associated with the development generally of the Company's overall strategic objectives.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (C)   EXHIBITS.

       EXHIBIT NO.    DESCRIPTION

         10.1         Letter of Intent Between  American Pallet Leasing,  Inc.
                      and Richard and Nancy Limbach, dated November 28, 2005.
         10.2 Term Sheet Between Oxbridge Financial LLC, dated as of November 16, 2005, and Executed as of December 2, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                         AMERICAN PALLET LEASING, INC.

                                         By: /s/James Crigler
                                             -----------------------------------
                                             James Crigler
                                             President and Chief Executive
                                             Officer

December 2, 2005

                                INDEX TO EXHIBITS

       EXHIBIT NO.    DESCRIPTION

         10.1         Letter of Intent Between  American Pallet Leasing,  Inc.
                      and Richard and Nancy Limbach, dated November 28, 2005.
         10.2 Term Sheet Between Oxbridge Financial LLC, dated as of November 16, 2005, and Executed as of December 2, 2005.